AMT N-CSRS

SUB-ITEM 77Q1: Exhibits

77Q1(e) Copies of any new of amended Registration investment advisory contracts


Expense Limitation Agreement, dated October 1, 2014, between SIMC and the Adviser Managed Trust with respect to the Tactical Offensive Fixed Income and Tactical Offensive Equity Funds are herein incorporated by reference to Exhibit (H)(2) of Post-
Effective Amendment No. 8 to Registrants
Registration Statement on Form N-1A (File Nos. 333-
169727 and 811-22480), filed with the SEC on October
1, 2014.


Investment Sub-Advisory Agreement, dated September
15, 2014, between SIMC and SSgA Funds Management,
Inc. with respect to the Tactical Offensive Fixed
Income and Tactical Offensive Equity Funds are herein incorporated by reference to Exhibit (d)(2) of Post-Effective Amendment No. 8 to Registrants
Registration Statement on Form N-1A (File Nos. 333-
169727 and 811-22480), filed with the SEC on October
1, 2014.